SEC Form 3, Form 4 and Form 5 and Application for EDGAR Access
                   (Form ID) Confirmation of Authority to Sign


Pursuant to Instruction 7 to SEC "Form 4--Statement of Changes in Beneficial Ownership and Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being a Trustee of MassMutual Corporate Investors and MassMutual Participation Investors (each, a "Trust"), hereby appoint and designate Jenna O'Leary, Mark Godin, Melissa Busso, Ruth Howe, Ann Malloy, and Melissa LaGrant each as my true and lawful attorneys in fact with full power to
(a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Trust said SEC Forms 3 4 and/or5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.



Signature and Date:
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Name:    Martin T. Hart
Title:   Trustee of MassMutual Corporate Investors and MassMutual
        Participation Investors